                                                                    EXHIBIT 99.1
 Current Development Activity

  The following table summarizes Archstone's development communities under construction as of September 30, 1999 (dollar amounts in thousands):

                                                                                             Actual or
                                                                                             Expected
                                                                                             Date for       Expected
                                                              Total                         First Units   Stabilization     %
                                   Number of   Archstone     Expected       Start Date    (Quarter/Year)      Date        Leased
                                     Units     Investment  Investment(1)  (Quarter/Year)       (2)        (Quarter/Year)    (3)
                                   ---------   ----------  -------------  --------------  --------------  --------------  ------
Central Region:
 Austin, Texas:
  Archstone Monterey Ranch III...      448     $ 10,714     $ 31,669          Q3/98            Q2/00         Q2/01          n/a
                                     -----     --------     --------
 Denver, Colorado:
  Cedars II......................      172     $  2,995     $ 16,376          Q3/99            Q2/00         Q2/01          n/a
  Archstone Dakota Ridge.........      480       34,247       35,541          Q1/98            Q1/99         Q1/00        92.71%
                                     -----     --------     --------
   Total Denver, Colorado........      652     $ 37,242     $ 51,917
                                     -----     --------     --------
 Salt Lake City, Utah:
  Archstone River Oaks...........      448     $ 34,627     $ 37,483          Q2/98            Q1/99         Q4/00        75.67%
                                     -----     --------     --------
      Total Central Region.......    1,548     $ 82,583     $121,069
                                     -----     --------     --------
East Region:
 Atlanta, Georgia:
  Cameron at Barrett Creek.......      332     $ 26,573     $ 27,822          Q4/97            Q4/98         Q1/00        88.55%
                                     -----     --------     --------
 Birmingham, Alabama:
  Cameron at the Summit II.......      268     $ 17,404     $ 18,939          Q2/98            Q2/99         Q3/00        54.85%
                                     -----     --------     --------
 Boston, Massachusetts:
  Archstone Tewksbury............      168     $ 16,399     $ 21,402          Q1/99            Q4/99         Q3/00          n/a
                                     -----     --------     --------
 Charlotte, North Carolina:
  Archstone Tyvola Centre........      404     $  5,646     $ 31,398          Q3/99            Q3/00         Q2/02          n/a
                                     -----     --------     --------
 Indianapolis, Indiana:
  Cameron at River Ridge.........      202     $ 14,943     $ 15,846          Q2/98            Q2/99         Q2/00        54.95%
                                     -----     --------     --------
 Raleigh, North Carolina:
  Archstone at Preston...........      388     $ 25,744     $ 31,289          Q2/98            Q2/99         Q2/01        40.46%
                                     -----     --------     --------
 Richmond, Virginia:
  Archstone at Swift Creek I.....      288     $ 19,919     $ 22,873          Q2/98            Q3/99         Q1/01        19.10%
                                     -----     --------     --------
 Southeast Florida:
  Archstone at Woodbine..........      408     $  6,704     $ 30,722          Q3/99            Q3/00         Q4/01          n/a
                                     -----     --------     --------
 Washington, D.C.:
  Archstone Governor's Green.....      338     $ 30,651     $ 36,446          Q3/98            Q3/99         Q3/00        32.54%
  Archstone Woodland Park........      392       14,720       42,622          Q2/99            Q2/00         Q3/01          n/a
                                     -----     --------     --------
   Total Washington, D.C.........      730     $ 45,371     $ 79,068
                                     -----     --------     --------
 West Coast, Florida:
  Archstone Rocky Creek..........      264     $ 18,041     $ 19,750          Q3/98            Q2/99         Q3/00        51.52%
                                     -----     --------     --------
   Total East Region.............    3,452     $196,744     $299,109
                                     -----     --------     --------
West Region:
 Phoenix, Arizona:
  Cochise at Arrowhead II........      200     $ 12,598     $ 13,535          Q2/98            Q1/99         Q1/00        82.00%
                                     -----     --------     --------
 Reno, Nevada:
  The Enclave II.................      180     $ 14,491     $ 16,204          Q4/98            Q3/99         Q4/00        42.22%
                                     -----     --------     --------
 San Diego, California:
  Archstone Torrey Hills.........      340     $ 36,750     $ 42,963          Q1/98            Q3/99         Q2/00        14.41%
                                     -----     --------     --------
 San Francisco Bay Area,
  California
  Archstone Emerald Park.........      324     $ 43,098     $ 45,652          Q4/97            Q3/99         Q3/00        19.75%
  Archstone Hacienda.............      540       59,438       74,533          Q2/98            Q3/99         Q1/01        14.44%
  Archstone Monterey Grove.......      224       26,810       26,817          Q4/97            Q1/99         Q4/99        83.48%
                                     -----     --------     --------
   Total San Francisco Bay Area..    1,088     $129,346     $147,002
                                     -----     --------     --------
 San Jose, California:
  Archstone Willow Glen..........      412     $ 24,230     $ 69,581          Q3/99            Q1/01         Q1/02          n/a
                                     -----     --------     --------
 Seattle, Washington:
  Archstone Inglewood Hill.......      230     $ 20,143     $ 20,677          Q2/98            Q2/99         Q2/00        67.39%
  Archstone Northcreek...........      524       39,825       44,025          Q2/98            Q2/99         Q1/01        54.01%
                                     -----     --------     --------
   Total Seattle.................      754     $ 59,968     $ 64,702
                                     -----     --------     --------
       Total West Region.........    2,974     $277,383     $353,987
                                     -----     --------     --------
         Total Communities
           Under Construction....    7,974     $556,710     $774,165
                                    ======     ========     ========

(1)  Represents total budgeted land and development costs.
(2) Represents the quarter that the first completed units were made available for leasing (or are expected to be made available). Archstone begins leasing completed units prior to completion of the entire community.
(3) The percentage leased is based on leased units divided by total number of units in the community (completed and under construction) as of September 30, 1999. An "n/a" indicates the communities where lease-up has not yet commenced.